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                                  EXHIBIT 23.1

                       CONSENT OF DELOITTE & TOUCHE LLP
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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Medaphis Corporation on Form S-8 of our reports dated March 15, 1996 relating to the consolidated financial statements and financial statement schedule of Medaphis Corporation as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 appearing in and incorporated by reference in the Annual Report on Form 10-K of Medaphis Corporation for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
May 6, 1996